 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Yield10 Bioscience, Inc. of our report dated March 14, 2023, relating to the consolidated financial statements of Yield10 Bioscience, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Yield10 Bioscience, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP
Boston, Massachusetts
April 25, 2024